THE REGISTRANT REQUESTS THAT THIS REGISTRATION STATEMENT BECOME EFFECTIVE IMMEDIATELY UPON FILING PURSUANT TO SECURITIES ACT RULE 462

                                                  REGISTRATION NO. 333-
       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        ALLOU HEALTH & BEAUTY CARE, INC.
              (Exact name of registrant as specified in its charter
               and translation of Registrant's name into English)

                                   ----------

                      DELAWARE                                                     11-2953972

(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                                                                                  VICTOR JACOBS
                                                                              CHAIRMAN OF THE BOARD
                                                                           AND CHIEF EXECUTIVE OFFICER
                                                                        ALLOU HEALTH & BEAUTY CARE, INC.
                                                                               50 EMJAY BOULEVARD
                 50 EMJAY BOULEVARD                                        BRENTWOOD, NEW YORK  11717
              BRENTWOOD, NEW YORK 11717                                          (516) 273-4000
      (Address of Principal Executive Offices)                      (Name, address, and telephone number,
                                                                   including area code, of agent of service)

                                   ----------

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------
                                   COPIES TO:

                             HENRY I. ROTHMAN, ESQ.
                                PARKER CHAPIN LLP
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 704-6000
                                   ----------

                         CALCULATION OF REGISTRATION FEE

============================================= =================== =================== ===================== ===============
           Title of Securities to                Amount to Be      Proposed Maximum     Proposed Maximum      Amount of
               Be Registered                    Registered (1)         Offering            Aggregate         Registration
                                                                   Price per Share       Offering Price          Fee
--------------------------------------------- ------------------- ------------------- --------------------- ---------------
Class A Common Stock, par value $.001 per
value                                           53,750 shares               $10.00          $537,500           $141.90
============================================= =================== =================== ===================== ===============
Class A Common Stock, par value $.001 per
value                                           143,845 shares              $5.65           $812,724           $214.55
============================================= =================== =================== ===================== ===============
Class A Common Stock, par value $.001 per
value                                           10,000 shares               $6.50           $65,000             $17.16
============================================= =================== =================== ===================== ===============
Class A Common Stock, par value $.001 per
value                                           50,000 shares               $6.63           $331,500            $87.51
============================================= =================== =================== ===================== ===============
Class A Common Stock, par value $.001 per
value                                           50,000 shares               $8.50           $425,000           $112.20
============================================= =================== =================== ===================== ===============
Class A Common Stock, par value $.001 per
value                                           692,405 shares              $7.44          $5,151,493          $1360.00
============================================= =================== =================== ===================== ===============
                   TOTAL                       1,000,000 shares                            $7,323,217          $1933.32
============================================= =================== =================== ===================== ===============

(1) Pursuant to Rule 416 under the Securities Act of 1933, there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1996 Stock Option Plan (the "1996 Plan").
(2) Calculated pursuant to Rule 457(c) and (h) based on the average of the bid and asked prices per share of the registrant's Common Stock on The American Stock Exchange on May 5, 2000.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Allou Health & Beauty Care, Inc. (the "Registrant") are incorporated by reference in this registration statement.

         (1) Annual Report on Form 10-K for the year ended March 31, 1999, filed on June 29, 1999, as amended (the "Annual Report").

         (2) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed on August 16, 1999.

         (3) Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed on November 12, 1999.

         (4) Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed on February 14, 2000.

         (5) The description of the Registrant's Class A Common Stock, $.001 par value per share, and Class B Common Stock, $.001 par value per share, contained in the Registrant's Registration Statement on Form 8-A, filed on February 24, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report subsequently filed by the Registrant for the purpose of updating the information contained therein.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. In addition, Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions. Article Ninth of the Certificate of Incorporation of the Registrant contains provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. In addition, Article Eighth of the Certificate of Incorporation of the Registrant provides for the limitation on the personal liability of directors permitted by Section 102(b)(7), subject to the exceptions required thereby.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.     EXHIBITS

                  5.1      Opinion of Parker Chapin LLP.

                  23.1     Consent of Mayer Rispler & Company, P.C.

                  23.2 Consent of Parker Chapin LLP (included in the opinion filed as Exhibit 5.1 hereto).

ITEM 9.     UNDERTAKINGS

                  (A)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (B) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of New York, on the 8th day of May, 2000.

                                        ALLOU HEALTH & BEAUTY CARE, INC.

                                        By:/s/ Victor Jacobs
                                           --------------------------------
                                               Victor Jacobs,
                                               Chairman of the Board and
                                               Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                TITLE                           DATE
                ---------                                -----                           ----

          /s/ Victor Jacobs                   Chairman of the Board and               May 10, 2000
          --------------------                 Chief Executive Officer
              Victor Jacobs

          /s/ Herman Jacobs                     President and Director                May 10, 2000
          --------------------
              Herman Jacobs

          /s/ David Shamilzadeh                Chief Financial Officer,               May 10, 2000
          ---------------------               Chief Accounting Officer
            David Shamilzadeh                        and Director

          /s/ Jack Jacobs                              Director                       May 10, 2000
          --------------------
               Jack Jacobs

          /s/ Sol Naimark                              Director                       May 10, 2000
          --------------------
               Sol Naimark

          /s/ Jeffrey Berg                             Director                       May 10, 2000
          --------------------
              Jeffrey Berg

          /s/ Stuart Glasser                           Director                       May 10, 2000
          --------------------
             Stuart Glasser

                                  EXHIBIT INDEX

            EXHIBIT NUMBER                             DESCRIPTION                              PAGE
            --------------                             -----------                              ----

                 5.1            Opinion of Parker Chapin LLP.

                 23.1           Consent of Mayer Rispler & Company, P.C.

                 23.2           Consent of Parker Chapin LLP (included in the opinion
                                filed as Exhibit 5.1 hereto).